                                                                   Exhibit 10.10



                           COMMERCIAL INTERTECH CORP.
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       TERMINATION AND CHANGE OF CONTROL AGREEMENT FOR CORPORATE OFFICERS

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                           COMMERCIAL INTERTECH CORP.
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                   TERMINATION AND CHANGE OF CONTROL AGREEMENT

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1.       Term and Application.....................................................................................1

2.       Office and Duties........................................................................................1

3.       Salary and Annual Incentive Compensation.................................................................2

4.       Long-Term Compensation, Including Stock Options, and Benefits,
                  Deferred Compensation, and Expense Reimbursement................................................3

5.       Termination of Employment................................................................................3

6.       Termination Due to Normal Retirement, Death, or Disability...............................................4

7.       Termination of Employment For Reasons Other Than Normal Retirement, Death or Disability..................5

8.       Termination  by the Company  Without  Cause and  Termination  by Executive for Good Reason During
         the Extended Employment Period...........................................................................7

9.       Definitions Relating to Termination Events...............................................................9

10.      Excise Tax Limit........................................................................................13

11.      Non-Competition and Non-Disclosure; Executive Cooperation...............................................15

12.      Governing Law; Disputes; Arbitration....................................................................16

13.      Miscellaneous...........................................................................................17

14.      Indemnification.........................................................................................19

                   TERMINATION AND CHANGE OF CONTROL AGREEMENT
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         THIS TERMINATION AND CHANGE OF CONTROL AGREEMENT ("Termination Agreement") by and between COMMERCIAL INTERTECH CORP., an Ohio corporation (the "Company"), and J. PATRICK DOWNEY ("Executive") is and shall become effective as of October 1, 1996 (the "Effective Date").

                               W I T N E S S E T H
                               -------------------

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Termination Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. TERM AND APPLICATION. The Term of this Termination Agreement shall commence on the date hereof and shall terminate, except to the extent that any obligation of the Company under this Termination Agreement remains unpaid as of such time, on the date five (5) years from the date hereof (subject to earlier termination in accordance with Section 5 below); PROVIDED, HOWEVER, that on or after the Extension Date (as defined below), the Term of this Termination Agreement shall be the Extended Employment Period (as defined below). As long as the Extension Date has not occurred, commencing on the date five (5) years after the date of this Termination Agreement and each anniversary date of this Termination Agreement thereafter, the Term of this Termination Agreement shall automatically be extended for one (1) additional year unless not later than on
(1) year prior to the date five (5) years after the date of this Termination Agreement or subsequent anniversary date, the Company or Executive shall have given written notice to the other of its intention not to extend this Termination Agreement. If there is a conflict between the Employment Agreement, if any, between the Company and Executive ("Employment Agreement") and this Termination Agreement, this Termination Agreement shall supersede the Employment Agreement; provided the Executive shall receive the more valuable payment, right or benefit under the Employment Agreement (including without limitation, the continuation of medical benefits under the Employment Agreement) and this Termination Agreement. In no event shall any payment, right or benefit under the Employment Agreement be reduced, eliminated or otherwise adversely affected by this Termination Agreement. In no event shall Executive receive any payment, right or benefit under both this Termination Agreement and the Employment Agreement with respect to the same Date of Termination (as defined below).

         2.       OFFICE AND DUTIES.

                  (a) GENERALLY. During the Extended Employment Period, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Extension Date.

                  During the Extended Employment Period it shall not be a violation of the Employment Agreement or this Termination Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees,
(ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as the activities listed in (i), (ii) and (iii) do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Termination Agreement, and (iv) serve in any capacity (whether as employee, officer, director or consultant) with respect to CUNO Incorporated. It is expressly understood and agreed that, to the extent that any activities have been conducted by the Executive prior to the Extension Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Extension Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  (b) PLACE OF EMPLOYMENT. During the Extended Employment Period, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Extension Date or any office or location less than thirty-five (35) miles from such location.

         3.       SALARY AND ANNUAL INCENTIVE COMPENSATION.

                  (a) BASE SALARY. During the Extended Employment Period, the Executive shall receive an annual base salary, which shall be paid at a monthly rate, at least equal to twelve (12) times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the 12-month period immediately preceding the month in which the Extension Date occurs ("Annual Base Salary"). During the Extended Employment Period, the Annual Base Salary shall be reviewed no more than twelve (12) months after the last salary increase awarded to the Executive prior to the Extension Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Termination Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Termination Agreement shall refer to Annual Base Salary as so increased. As used in this Termination Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (b) ANNUAL INCENTIVE COMPENSATION. During the Extended Employment Period, any annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation of senior executives, including, without limitation, the Company's Senior Management Target Incentive Plan and Salaried Employee Incentive Plan (except to the extent deferred). In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Extended Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the highest average of the Executive's annual incentive compensation for any two (2) full fiscal years in the most recent five (5) full fiscal years (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year or the fiscal year consisted of less than twelve (12) months) (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

         4. LONG-TERM COMPENSATION, INCLUDING STOCK OPTIONS, AND BENEFITS, DEFERRED COMPENSATION, AND EXPENSE REIMBURSEMENT

                  (a) EXECUTIVE COMPENSATION PLANS. During the Extended Employment Period, the compensation plans, practices, policies and programs, in the aggregate, including without limitation the long-term incentive features of the Company's stock option and award plans, shall provide Executive with benefits, options to acquire Company stock and compensation and incentive award opportunities substantially no less favorable than those provided by the Company under such plans and programs to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), in each case, be less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Extension Date or if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies. For purposes of this Termination Agreement, all references to "performance share plans" and "performance shares" refer to such arrangements under the Company's stock option and award plans and to any performance shares, performance units, stock grants, or other long-term incentive arrangements adopted as a successor or replacement to performance shares under such plans or other plans of the Company.

                  (b) EMPLOYEE AND EXECUTIVE BENEFIT PLANS. During the Extended Employment Period, benefit plans, practices, policies and programs, in the aggregate, shall provide Executive with benefits substantially no less favorable than those provided by the Company to senior executives in similar capacities. During the Extended Employment Period, in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Extension Date or, if more favorable to the Executive, those provided generally at any time after the Extension Date to other peer executives of the Company and its affiliated companies.

         5.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Term of this Termination Agreement. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Termination Agreement, it may give to the Executive written notice in accordance with
Section 13(d) of this Termination Agreement of its intention to terminate the Executive's employment. In such event, the Executive's Date of Termination is effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

                  (b) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(d) of this Termination Agreement. For purposes of this Termination Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Termination Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (c) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such Date of Termination, and (iii) if the Executive's employment is terminated by reason of death or Disability, or due to his voluntary decision to retire on or after his Normal Retirement Date other than for Good Reason, the Date of Termination shall be the date of death of the Executive, the Disability Effective Date, or the date the Executive notifies the Company that the Executive's employment will terminate, as the case may be. Notwithstanding the foregoing, solely the transfer of an Executive to employment with an affiliated companies shall not constitute a termination of employment with the Company.

         6.       TERMINATION DUE TO NORMAL RETIREMENT, DEATH, OR DISABILITY

                  Upon an Executive's Date of Termination due to his voluntary decision to retire on or after his Normal Retirement Date (other than for Good Reason during the Extended Employment Period), death or Disability, the Term of this Termination Agreement will immediately terminate and all obligations of the Company and Executive under this Termination Agreement will immediately cease; PROVIDED, HOWEVER, that subject to the provisions of Section 13(c), the Company will pay Executive (or his beneficiaries or estate), and Executive (or his beneficiaries or estate) will be entitled to receive, the following:

                  (a) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 3(a) hereof, at the Date of Termination, pro rated through such Date of Termination, will be paid;

                  (b) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted, including any supplemental retirement plan in which the Executive may have participated;

                  (c)      In lieu of any annual incentive compensation under
Section 3(b) for the year in which Executive's employment terminated (unless otherwise payable under (b) above), Executive will be paid an amount equal to the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any year in such three year period, the Executive's target annual incentive compensation for such year(s) shall be used to calculate average annual incentive compensation) multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

                  (d) Stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted; and

                  (e) If Executive's Date of Termination is due to Disability, for the period extending from such Date of Termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs, and arrangements providing health, medical, and life insurance in which Executive was participating immediately prior to the Date of Termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Amounts which are immediately payable above will be paid as promptly as practicable after Executive's Date of Termination; PROVIDED, HOWEVER, to the extent that or the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payments shall be credited with the interest at a rate applied to prevent the imputation of taxable income under the Code.

         7. TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN NORMAL RETIREMENT, DEATH OR DISABILITY

                  (a) TERMINATION BY THE COMPANY FOR CAUSE AND TERMINATION BY EXECUTIVE. Upon an Executive's Date of Termination by the Company for Cause, or voluntarily by Executive for reasons other than Good Reason or other than the attainment of the Normal Retirement Date, death or Disability, the Term will immediately terminate, and all obligations of the Company under Sections 1 through 4 of this Termination Agreement will immediately cease; PROVIDED, HOWEVER, that subject to the provisions of Section 13(c), the Company shall pay Executive (or his or her beneficiaries), and Executive (or his or her beneficiaries) shall be entitled to receive, the following:

                           (i) The unpaid portion of Annual Base Salary at the rate payable, in accordance with Section 4(a) hereof, at the Date of Termination, pro rated through such Date of Termination, will be paid; and

                           (ii) All vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted, including any supplemental retirement plan in which the Executive may have participated.

Amounts which are immediately payable above will be paid as promptly as practicable after the Executive's Date of Termination; PROVIDED, HOWEVER, to the extent that the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payment shall be credited with the interest at a rate applied to prevent the imputation of taxable income under the Code.

                  (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. Upon an Executive's Date of Termination by the Company prior to the Extension Date without Cause, the Term will terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement will immediately cease; PROVIDED, HOWEVER, that subject to the provisions of Section 13(c) the Company shall pay to the Executive (or his or her beneficiaries) and Executive (or his or her beneficiaries) shall be entitled to receive within, or commencing within, thirty (30) days after the Date of Termination, the following amounts:

                           (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid;

                           (ii) twenty-four (24) semi-monthly payments during a twelve (12) consecutive month period equal to the Executive's Annual Base Salary divided by twenty-four (24); provided, however, notwithstanding anything to the contrary in the Termination Agreement or in the Employment Agreement, none of such amounts shall qualify Executive for any incremental benefit under any plan or program in which he has participated or continues to participate;

                           (iii) stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted; and

                           (iv) all vested, nonforfeitable amounts owing and accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted, including any supplemental retirement plan in which the Executive may have participated.

Amounts which are immediately payable above will be paid as promptly as practicable after Executive's Date of Termination; PROVIDED, HOWEVER, to the extent that or the Company would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by the Company without limitation under Section 162(m) (unless this provision is waived by the Company). Any deferred payment shall be credited with the interest at a rate applied to prevent the imputation of taxable income under the Code.

         8. TERMINATION BY THE COMPANY WITHOUT CAUSE AND TERMINATION BY EXECUTIVE FOR GOOD REASON DURING THE EXTENDED EMPLOYMENT PERIOD.

                  Upon an Executive's Date of Termination during the Extended Employment Period by the Company without Cause or voluntarily by the Executive for Good Reason, the Term of this Termination Agreement will immediately terminate and all obligations of the Company and Executive under Sections 1 through 4 of this Termination Agreement will immediately cease; PROVIDED, HOWEVER, that subject to the provisions of Section 13(c) the Company shall pay Executive (or his or her beneficiaries), and Executive (or his or her beneficiaries) shall be entitled to receive, the following:

                  (a) the Company shall pay to the Executive in a lump sum in cash on the Date of Termination the aggregate of the following amounts:

                           (i) the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the higher of (A) the Recent Annual Bonus and (B) the Executive's current Annual Bonus paid or payable for the Company's fiscal year in which occurs the Date of Termination, assuming Executive and Company satisfy all conditions to Executive's receiving the full Annual Bonus at target (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve (12) full months) (such higher amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

                           (ii)     the amount equal to two (2) times the sum of
                                    (1) the Executive's Annual Base Salary and
                                    (2) the Highest Annual Bonus. (Payment of any amount under Section 8(a)(i) shall not constitute a payment or discharge of the Company's obligation under Section 8(a)(ii), and VICE VERSA);

                           (iii) in lieu of any payment in respect of performance shares, or other long term incentive awards granted prior to the Extension Date or in accordance with Section 4(a) hereof, for any performance period not completed at the Executive's Date of Termination, an amount equal to the cash amount payable plus the value of any shares, dividends or other property (valued at the Date of Termination) payable upon the achievement of the then existing performance in respect of each tranche of such performance shares or awards as if the Date of Termination were the end of the performance period, but in no event less than one hundred percent (100%) of target, multiplied by (A) with respect to any tranche as of the Date of Termination for which at least fifty percent (50%) of the performance period has elapsed, one hundred percent (100%), and (B) with respect to any tranche as of the Date of Termination for which less than fifty percent (50%) of the performance period has elapsed, a fraction, the numerator of which is the number of days that have elapsed in the relevant performance period and the denominator of which is the total number of days in the relevant performance period; and

                           (iv)     to the extent not covered in (i), (ii),
                                    (iii) or (iv), all vested, nonforfeitable amounts owing or accrued at the Date of Termination under any other compensation and benefit plans, programs, and arrangements in which Executive theretofore participated, including any supplemental retirement plan in which the Executive may have participated, including any additional accruals provided under such plan due to the Change of Control, will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted.

                  (b) Stock options then held by Executive will be exercisable and restricted stock held by the Executive will be vested to the extent and for such periods, and otherwise governed, by the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options or restricted stock were granted;

                  (c) For two (2) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue welfare plan benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b) of this Termination Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies and their families, provided, however, that if the Executive is employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For two (2) years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the plan, the Company shall continue tax-qualified defined contribution and supplemental retirement plan accruals for the Executive, including participation and crediting of service, contributions and compensation at least equal to what the Executive would have accrued in accordance with such plans of the Company or affiliated companies if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies. If such welfare benefit or tax-qualified defined contribution plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to the Date of Termination, as if Executive had received credit under such plans, programs, and arrangements for service, compensation and age with the Company during such period following Executive's Date of Termination, with such benefits payable by the Company at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

                  (d) outplacement services the scope and provider of which shall be selected by the Executive in his sole discretion, provided by the Company at its sole expense as incurred;

                  (e) for two (2) years after Executive's Date of Termination, a continued application of the Company's auto leasing policy in effect on the Extension Date with respect to the Executive;

                  (f) for two (2) years after Executive's Date of Termination, the payment of all regular lunch and country club membership dues or fees in respect of any lunch or country club of which Executive is a member on Executive's Date of Termination; and

                  (g) for two (2) years after Executive's Date of Termination, the payment of normal insurance premiums with respect to the insurance policies on the life of Executive under the Company's Group Replacement Insurance Program, or any successor thereto.

         9.       DEFINITIONS RELATING TO TERMINATION EVENTS.

                  (a) "CAUSE." For purposes of this Termination Agreement, "Cause" shall mean Executive's gross misconduct (as defined herein). For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or any of its subsidiaries or materially impairs the value of Executive's services to the Company, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties hereunder, which is demonstrably and materially damaging to the Company or any of its subsidiaries, including acts and omissions that constitute gross negligence in the performance of Executive's duties under this Termination Agreement. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board of Directors of the Company (the "Board") (excluding Executive, if he is then a member) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct which constitutes Cause as set forth in this Section 9(a).

                  (b) "CHANGE OF CONTROL." For the purpose of this Termination Agreement, a "Change of Control" shall mean:

                           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:
                                    (A) any acquisition directly from the
                                    Company, (B) any acquisition by the Company,
                                    (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 9;

                           (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                           (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (c) "DISABILITY" means the failure of Executive to render and perform the services required of him under this Termination Agreement, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Executive, unless, within 30 days after Executive has received written notice from the Company of a proposed Date of Termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by Company and reasonably acceptable to Executive.

                  (d) "EXTENDED EMPLOYMENT PERIOD" shall mean the period commencing on the Extension Date and ending on the third anniversary of such date.

                  (e) "EXTENSION DATE" shall mean the first date during the Term of this Termination Agreement on which a Change of Control occurs. Anything in this Termination Agreement or the Employment Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of the Employment Agreement the

"Extension Date" shall mean the date immediately prior to the date of such termination of employment.

                  (f) "GOOD REASON." For purposes of this Termination Agreement, "Good Reason" shall mean the occurrence of a Change of Control and following which but not later than the second anniversary of the date of the Change of Control there occurs, without Executive's prior written consent:

                           (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) of this Termination Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Termination Agreement or the Employment Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 2(b) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                           (iv) any failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, this Termination Agreement;

                           (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Termination Agreement; or

                           (vi) any failure by the Company to comply with and satisfy Section 12(b) of this Termination Agreement.

For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (g) "NORMAL RETIREMENT DATE." For purposes of this Termination Agreement, an Executive's Normal Retirement Date is his or her attainment of age sixty-five (65).

         10.      EXCISE TAX LIMIT.

                  If Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Termination Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or could become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall reduce or eliminate the Total Payments, but only to the extent necessary, such that no amount of the Total Payments shall be subject to the Excise Tax.

                  For purposes of determining whether any of the Total Payments will be subject to the Excise Tax:

                  (a) No part of the Total Payments shall be treated as subject to the Excise Tax to the extent that, in the written opinion of independent legal counsel, compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

                  (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Payments or (ii) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (a) above); and

                  (c) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  The Company agrees to indemnify and hold Executive harmless from any tax, penalty or other charge or liability imposed upon Executive resulting directly or indirectly from a Total Payment's (in whole or in part) being subject to the Excise Tax after giving effect to any reduction directed by the Company pursuant to the first paragraph of this Section 10, or from any tax, penalty or other charge or liability resulting directly or indirectly from the Company's obligation to indemnify and hold Executive harmless hereunder, including investigation and attorneys' fees and expenses ("Indemnification Obligation").

                  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company under its Indemnification Obligation. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably requested by the Company relating to such claim,

                           (ii)     take such action in connection with
                                    contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                           (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income or employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 10, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or employment tax (including income or employment or interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to its Indemnification Obligation hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by the Executive of an amount advanced by the Company pursuant to this
Section 10, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of this Section 10) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 10, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Indemnification Obligation payment required to be paid.

         11.      NON-COMPETITION AND NON-DISCLOSURE; EXECUTIVE COOPERATION.

                  (a) NON-COMPETITION. Without the consent in writing of the Board, upon the Executive's Date of Termination for any reason, Executive will not, for a period of six (6) consecutive calendar months thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director (other than as below)) in any business in the continental United States which is a material business conducted by the Company or any of its subsidiaries on the date of the consummation of a Change of Control in which he has been directly engaged, or has supervised as an executive, on the date of the consummation of the Change of Control and which is directly in competition with a material business conducted by the Company or any of its subsidiaries on the date of the consummation of the Change of Control; (ii) induce any customers of the Company or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Company or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; or (iii) induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate employment. The provisions of subparagraphs (i), (ii), and (iii) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a), neither shall service (whether as an employee, officer, director or consultant) with respect to CUNO Incorporated, nor shall service as a member of a board of directors on which Executive is serving on the Date of Termination (including any successor board thereto) be deemed, of itself, to be inconsistent with clause (i) of this paragraph (a). The Executive and the Company agree that the value to be assigned to the obligations of the Executive under this paragraph (a) is an amount equal to fifty percent (50%) of Executive's Annual Base Salary and Recent Annual Bonus. Violation of Section 11(a) or (b) shall not require Executive to return any payment or benefit previously distributed to Executive.

                  (b) NON-DISCLOSURE. Executive shall not at any time (including following Executive's Date of Termination for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, any confidential or proprietary information of the Company or any of its subsidiaries so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

                  (c) COOPERATION WITH REGARD TO LITIGATION. Executive agrees to cooperate with the Company (including following Executive's Date of Termination for any reason), on a reasonable basis when cooperation would not unreasonably interfere with Executive's employment by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board and its representatives or counsel, or representatives or counsel of or to the Company, or any subsidiary or affiliate of the Company, as requested; PROVIDED, HOWEVER, this subsection (c) shall not apply to any action between the Executive and the Company to enforce this Termination Agreement. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

                  (d) RELEASE OF EMPLOYMENT CLAIMS. Executive agrees, as a condition to receipt of the termination payments and benefits provided hereunder, that he will execute a release agreement, in a form satisfactory to the Company, releasing any and all claims arising out of Executive's employment (other than claims made pursuant to any indemnities provided under the articles or by-laws of the Company, under any directors or officers liability insurance policies maintained by the Company or enforcement of this Termination Agreement).

                  (e) SURVIVAL. Notwithstanding any provision of this Termination Agreement to the contrary, the provisions of this Section 11 shall survive the termination or expiration of this Termination Agreement, shall be valid and enforceable, and shall be a condition precedent to the Executive (or his or her beneficiaries) receiving any amounts payable hereunder. The obligations of Executive under this Section 11 and any comparable type of obligation under the Employment Agreement are expressly conditioned upon Company's satisfaction of its obligations to Executive under this Termination Agreement and the Employment Agreement.

         12.      GOVERNING LAW; DISPUTES; ARBITRATION.

                  (a) GOVERNING LAW. This Termination Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Ohio, without regard to Ohio conflicts of law principles, except insofar as federal laws and regulations may be applicable. If under the governing law, any portion of this Termination Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Termination Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 11 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

                  (b) REIMBURSEMENT OF EXPENSES IN ENFORCING RIGHTS AND FUNDING OF OBLIGATION. On and after the Extension Date, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Termination Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; PROVIDED, HOWEVER, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to Executive and the Company and made without reference to or not related to a Change of Control. Immediately prior to the Extension Date but not less than five (5) days prior thereto, the Company agrees to maintain a minimum amount in a rabbi trust (or to provide to the trustee of such rabbi trust) an irrevocable letter of credit in an amount equal to such minimum amount (and callable at will by such trustee) sufficient to fund any such litigation and the aggregate present value of all liabilities potentially owed to the Executive under this Agreement as if he or she had incurred a termination of employment by the Company other than for Cause.

         13.      MISCELLANEOUS.

                  (a) INTEGRATION. This Termination Agreement modifies and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company and its subsidiaries, except for the Employment Agreement and contracts relating to compensation under executive compensation and employee benefit plans of the Company and only to the extent enforceable. Subject to the rights, benefits and obligations provided for in such executive compensation contracts and employee benefit plans of the Company, this Termination Agreement and the Employment Agreement together constitute the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment, right or benefit under this Termination Agreement which duplicates a payment, right or benefit received or receivable by Executive under such prior agreements and understandings with the Company or under any benefit or compensation plan of the Company.

                  (b) NON-TRANSFERABILITY. Neither this Termination Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 13(c). The Company may assign this Termination Agreement and the Company's rights and obligations hereunder, and shall assign this Termination Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to agree to assume the Company's obligations and be bound by this Termination Agreement. For purposes of this Termination Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

                  (c) BENEFICIARIES. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

                  (d) NOTICES. Whenever under this Termination Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

         If to the Company:                          Commercial Intertech Corp.
                                                     1775 Logan Avenue
                                                     Youngstown, Ohio 44501

                                                     Attention:  Secretary

         With copies to:                    Commercial Intertech Corp.
                                            1775 Logan Avenue
                                            Youngstown, Ohio 44501

                                            Attention:  General Counsel


         If to Executive:                   ___________________________________
                                            ___________________________________
                                            ___________________________________

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Termination Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

                  (e) REFORMATION. The invalidity of any portion of this Termination Agreement shall not deemed to render the remainder of this Termination Agreement invalid.

                  (f) HEADINGS. The headings of this Termination Agreement are for convenience of reference only and do not constitute a part hereof.

                  (g) NO GENERAL WAIVERS. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  (h) NO OBLIGATION TO MITIGATE. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages on or after Executive's Date of Termination nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer; PROVIDED, HOWEVER, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in this Termination Agreement, any such benefits to be provided by the Company to Executive following the Term shall be correspondingly reduced.

                  (i) OFFSETS; WITHHOLDING. The amounts required to be paid by the Company to Executive pursuant to this Termination Agreement shall not be subject to offset, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, other than with respect to any amounts that are owed to the Company by Executive due to his receipt of Company funds as a result of his fraudulent activity. The foregoing and other provisions of this Termination Agreement notwithstanding, all payments to be made to Executive under this Termination Agreement will be subject to required withholding taxes and other required deductions.

                  (j       SUCCESSORS AND ASSIGNS. This Termination Agreement
shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         14.      INDEMNIFICATION.

                  All rights to indemnification by the Company now existing in favor of Executive as provided in the Company's Articles of Incorporation or Code of Regulations or pursuant to other agreements in effect on or immediately prior to the Extension Date shall continue in full force and effect from the Extension Date (including all periods after the expiration of the Term), and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; PROVIDED, HOWEVER, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's Articles of Incorporation, Code of Regulations, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Company shall not amend its Articles of Incorporation or Code of Regulations or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Termination Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive, during the Term and for a period of six years thereafter, on terms substantially no less favorable as those in effect on the Extension Date.

                  IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.
                                     COMMERCIAL INTERTECH CORP.



                                     By: _________________________________
                                     Name:________________________________
                                     Title:_______________________________


                                     J. PATRICK DOWNEY



                                     _____________________________________